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                                                         Exhibit 23

                     Consent Of Independent Auditors


     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-91056) pertaining to the Employee Stock Purchase Plans of Granite Broadcasting Corporation of our report dated January 24, 1997, with respect to the consolidated financial statements and the financial statement schedule of Granite Broadcasting Corporation included in its Form 10-K/A for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                    /s/ Ernst & Young LLP
                                        ------------------


New York, New York
June 26, 1997